Exhibit 10.1

MAZE THERAPEUTICS, INC. (“Company”)

Non-Employee Director Compensation Policy

Effective January 30 2025

Amended June 1, 2026

The Company’s Board of Directors (the “Board”) believes it is in the best interests of the Company and its stockholders to adopt a compensation program for non-employee directors as set forth herein (the “Non-Employee Director Compensation Policy” or the “Policy”) to provide for an annual cash retainer and certain equity awards in consideration of each non-employee director’s service on the Board and any committees thereof. This Policy may be amended or terminated at any time in the sole discretion of the Board.

Cash Compensation

Cash compensation payable to each non-employee director shall consist of the following annual fees, which shall be paid quarterly in arrears and shall be pro-rated for partial quarters served, including for the initial quarter in which this Policy is adopted:

•
General Board Service Fee: $40,000

•
Board Chair Fee (in addition to General Board Service Fee): $30,000

•
Committee Chair Service Fee (in addition to General Board Service Fee; in lieu of Non-Chair Committee Member Service Fee set forth below):
o
Audit Committee chair: $20,000
o
Compensation Committee chair: $15,000
o
Nominating and Governance Committee chair: $10,000
o
Research and Development Committee chair: $15,000

•
Non-Chair Committee Member Service Fee (in addition to General Board Service Fee; in lieu of Committee Chair Service Fee set forth above):
o
Audit Committee member: $10,000
o
Compensation Committee member: $7,500
o
Nominating and Governance Committee member: $5,000
o
Research and Development Committee member: $7,500

Equity Compensation – Initial Award

Upon election or appointment as a member of the Board, each non-employee director shall be granted an option (an, “Option”) to purchase the lesser of (i) Thirty-Six Thousand (36,000) shares of Company common stock (“Common Stock”) or (ii) such number of shares of Common Stock resulting in such Option having a grant date fair value (as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”)) equal to $750,000, in either case under the Company’s 2025 Equity Incentive Plan or any applicable successor thereto (such award, the “Initial Award” and such plan, the “Equity Plan”) and be evidenced by a stock option agreement (the “Option Agreement”).

The Initial Award will be granted on the date of the non-employee director’s appointment to the Board (the “Initial Award Grant Date”) with an exercise price equal to the fair market value of Common Stock on the Initial Award Grant Date, as determined pursuant to the terms of the Equity Plan.

The Initial Award shall vest as to 1/36th of the total number of shares subject to the Initial Award on each monthly anniversary of the Initial Award Grant Date such that the Initial Award shall be fully vested on the third annual anniversary of the Initial Award Grant Date, in each case, so long as the non-employee director continues to provide Services (as defined in the Equity Plan) to the Company through such date. If a non-employee director’s Service ends on the date of vesting, then the vesting shall be deemed to have occurred.

The Initial Award shall accelerate in full upon the consummation of a Corporate Transaction (as defined in the Equity Plan) if the applicable non-employee director is then in Service to the Company.

Equity Compensation – Annual Award

On the date of each annual meeting of the Company’s stockholders, each non-employee director who is serving on the Board immediately prior to (provided that the non-employee director must have initially joined the Board by no later than January 1st prior to the Company’s annual stockholder meeting), and will continue to serve on the Board following, the annual meeting shall be granted an Option under the Equity Plan to purchase the lesser of (i) Eighteen Thousand (18,000) shares of Company Common Stock or (ii) such number of shares of Common Stock resulting in such Option having a grant date fair value (as determined in accordance with ASC 718) equal to $375,000, in either case under the Equity Plan (such award, the “Annual Award”) and be evidenced by an Option Agreement.

The Annual Award will automatically be granted on the date of the annual meeting of the Company’s stockholders (the “Annual Award Grant Date”) and will have an exercise price with an exercise price equal to the fair market value of Common Stock on the Annual Award Grant Date, as determined pursuant to the terms of the Equity Plan.

The Annual Award shall fully vest on the earlier of (i) the one-year anniversary of the Annual Award Grant Date and (ii) the next annual meeting of the Company’s stockholders, so long as the non-employee director continues to provide Services to the Company through the applicable vesting date. If a non-employee director’s Service ends on the date of vesting, then the vesting shall be deemed to have occurred.

The Annual Award shall accelerate in full upon the consummation of a Corporate Transaction (as defined in the Equity Plan) if the applicable non-employee director is then in Service to the Company.

Compensation Limit

Notwithstanding any other provision of this Policy to the contrary, in no event will the total amount of annual compensation payable to any non-employee director following the effective date of this Policy exceed the limits set forth in Section 12.2 of the Equity Plan.